Exhibit 23.1

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT ACCOUNTANTS FOR MATIV HOLDINGS, INC. (FORMERLY SCHWEITZER-MAUDUIT INTERNATIONAL, INC.)

We consent to the incorporation by reference in this Registration Statement No. 333-264676 on Form S-8 of our reports dated March 1, 2022, relating to the financial statements of Mativ Holdings, Inc. (formerly Schweitzer Mauduit International, Inc.) and the effectiveness of Mativ Holdings, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Mativ Holdings, Inc. for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Atlanta, GA

July 6, 2022